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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 24, 2012

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD	57104
(Address of principal executive offices)	(Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 30, 2012, HF Financial Corp. (the “Company”) issued a press release regarding results for the quarter ended June 30, 2012.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1, which is incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of President and Chief Executive Officer

(c) and (e)  On July 30, 2012, the Board of Directors of HF Financial Corp. (the “Company”) announced that Stephen M. Bianchi, previously the Company’s Interim President and Chief Executive Officer, had been appointed as the Company’s President and Chief Executive Officer, effective immediately.

Mr. Bianchi, 48, has served as the Interim President and Chief Executive Officer since October 2011, and as President of the Twin Cities market for the Bank since April 2010. Prior to joining the Bank, he worked at Associated Bank from 2006 to 2010 including as Senior Vice President, Minnesota Regional President and Minnesota Regional Commercial Banking Manager. Before that, he was Twin Cities Business Banking Manager for Wells Fargo Bank, where he held several banking and other management positions for nearly 14 years. There are no family relationships between Mr. Bianchi and any of our other executive officers, and there are no transactions requiring disclosure under Item 404 of Regulation S-K between Mr. Bianchi and our company.

In connection with Mr. Bianchi’s appointment, the Bank and Mr. Bianchi entered into a new Employment Agreement and Change in Control Agreement, both dated July 26, 2012, which replace his previous employment agreement and change in control agreement. The Personnel, Benefits and Compensation Committee of the Board also granted Mr. Bianchi a restricted stock award for 9,000 shares of the Company’s common stock pursuant to the Company’s 2002 Stock Option and Incentive Plan, which shall vest one-half on June 30, 2013 and one-half on June 30, 2014.

Mr. Bianchi’s employment agreement has an initial term until June 30, 2014, and may be renewed for additional terms of not less than one year by mutual agreement of the parties, no later than 90 days prior to the end of the existing term. Under the employment agreement, he will receive a base salary of no less than $350,000, and is entitled to participate in the Bank’s executive incentive plans and all other benefits generally made available to the Bank’s other employees (including, but not limited to, term life insurance, medical, dental and disability coverage, paid personal time off and certain retirement benefits). Mr. Bianchi would be entitled to severance benefits equaling his base salary for the remainder of the term, up to twelve months, if his employment is terminated without cause other than in connection with a change in control, subject to his execution of a release of claims.

Mr. Bianchi’s change in control agreement provides that, following a change-in-control and upon termination of his employment within 24 months following a change in control (a) by the Bank for any reason other than cause, or (b) by him for good reason (each term as defined in the change in control agreement or employment agreement), he would be entitled, as severance, to two times his annual base salary and a prorated annual incentive payment based on prior year awards, as well as subsidized health coverage for 24 months, if eligible, and certain other benefits, subject to his execution of a release of claims.

The descriptions herein are qualified in their entirety by reference to the Employment Agreement and the Change in Control Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Short and Long-Term Incentive Plans

(e)           On July 24, 2012, the Personnel, Compensation & Benefits Committee (the “PCB Committee”) of the Board of Directors (the “Board”) of HF Financial Corp. (the “Company”) approved its executive incentive compensation arrangements, including performance objectives and corresponding target incentive awards thereunder, for the fiscal year ending June 30, 2013 (“Fiscal 2013”), for its named executive officers and certain other officers.

Short-Term Incentive Plan

For Fiscal 2013, the PCB Committee approved the grant of short-term incentive awards tied to the performance of the Company and the Bank (the “Short-Term Plan”). Awards under the Short-Term Plan will be based on a combination of measures of performance, weighted as noted below. The Company’s named executive officers are eligible for incentive awards under the Short-Term Plan. Such awards will be based upon (i) the Bank achieving targeted net income (weighted 75%); (ii) net charge-offs (weighted 10%); and (iii) non-performing loans (weighted 15%).

Under the incentive award levels approved by the Committee, each of the Company’s named executive officers can earn aggregated short-term incentive payouts ranging from 20.0% to 80.0% of their base compensation, with target payouts set at 40.0%.

Long-Term Incentive Plan

For Fiscal 2013, incentive awards under the Senior Management Stock Based Long-Term Incentive Plan (the “Long-Term Plan”) will be based upon the Company achieving certain target levels of return on equity (“ROE”). Each of the named executive officers is eligible for an award under the Long-Term Plan.

Under the incentive award levels approved by the Committee, each of the Company’s named executive officers can earn aggregated long-term incentive payouts ranging from 20.0% to 80.0% of their base compensation, with target payouts set at 40.0%.

For fiscal year 2013, all incentive awards under the Short and Long-Term Plans will be paid in cash.

ITEM 8.01           OTHER EVENTS.

Quarterly Cash Dividend

The Company announced on July 30, 2012, that it would pay a quarterly cash dividend of 11.25 cents per common share for the fourth quarter of the 2012 fiscal year. The dividend will pay August 17, 2012 to stockholders of record August 10, 2012.

A copy of the Company’s June 30, 2012 press release regarding these matters is attached as Exhibit 99.1.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits:

10.1                        Employment Agreement between Stephen M. Bianchi and Home Federal Bank, dated July 26, 2012.

10.2                        Change in Control Agreement between Stephen M. Bianchi and Home Federal Bank, dated July 26, 2012.

99.1                        Press Release dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: July 30, 2012	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: July 30, 2012	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President,
Chief Financial Officer, and Treasurer
(Principal Financial Officer)